Shareholder letter Q1 FY25 | October 31, 2024

Q1 FY25 Fellow shareholders, We had a good start to our fiscal year, energized by our Team ’24 Europe event in Barcelona. I couldn’t be prouder of all the innovation we’re shipping. Seeing the pure delight on our customers’ faces only increases the fire in our bellies to get after the vast opportunities ahead. We grew subscription revenue 33% year-over-year in Q1, as we continue to expand within our massive base of over 300,000 customers. I’ve met with dozens of CEOs and CIOs at our largest customers over the past few months and listened to the challenges they face. All are increasingly looking to technology as a way to drive their businesses forward and create a source of competitive differentiation. Across every conversation, my biggest takeaway is their desire to partner more deeply with Atlassian in order to help their teams work better, together. With technology becoming a more central part of every business, the challenge becomes how to facilitate collaboration between technology and business teams across an organization. Digital transformation and AI adoption aren’t just limited to technology teams; they impact every team. Our platform spans software, IT, and business teams, making Atlassian uniquely positioned to bring these teams together through our differentiated System of Work. From the CEO 2 Our System of Work is a philosophy of how technology-driven organizations should work, connecting technology and business teams to accelerate progress and maximize team impact.

Q1 FY25 We have built a portfolio powered by the Atlassian cloud platform to help customers of any size, including the largest, most complex enterprises, align work to goals, plan and track work, and unleash their organization’s collective knowledge. Today, roughly 50% of Jira users are from business teams, illustrating how our portfolio of products can bring all types of teams together to solve complex problems. 3 Awe-inspiring AI Announcements Earlier this month at Team ’24 Europe, we launched our biggest advancements in AI to date. We’ve been able to ship incredible AI innovation into the hands of our customers quickly due to two major competitive differentiators: 1. Our R&D engine means we build and ship fast. We aren’t just marketing AI; we’re delivering real features and benefits that thousands of customers are using today. Atlassian Intelligence usage has increased nearly 10x since the beginning of the calendar year. 2. Our 20+ years of data makes for truly unique AI experiences. Our customers can access their first and third-party data across how their teams plan and track work, set goals, and unleash knowledge in a layer we call the “Teamwork Graph.” When a customer’s Teamwork Graph is paired with the power of Atlassian Intelligence, they truly realize what is possible. Our newest product, Rovo, is built on our unified cloud platform with the power of Atlassian Intelligence and enables teams to unlock organizational knowledge at scale. With Rovo, our customers can now have thousands of specialized agents within their organization, help their teams find knowledge, learn from that knowledge, and, most importantly, act on that knowledge. We’re thrilled to share that in just five months since its announcement, Rovo is now in General Availability for all customers. ATLASSIAN + PROCORE “Rovo Search is helping our teams find information much faster, reduce cognitive load, and stay in the flow. It’s really promising so far. I don't foresee a future where we don't have it.” Ronny Katzenberger Director of Engineering Enablement, Procore ATLASSIAN + MOTABILITY OPERATIONS “Atlassian accelerates our collaborative culture, instead of slowing people down. Through working with tech teams, Marketing wants to use Jira. We love that teams can flex Jira however they need to, to improve their processes and speed.” Lloyd Jones Agile and Engineering Practice Manager, Motability Operations And there’s so much more runway ahead. We are incredibly bullish on our System of Work and continue to innovate to bring this vision to our customers. This, of course, includes AI, which is already playing a pivotal role in the way work gets done.

Rovo leverages the Teamwork Graph, meaning it doesn't just search across Atlassian products, it also pulls data from third-party connectors. Rovo will soon have over 50 connectors across the most popular SaaS applications.

Rovo agents come in three kinds: 'Out-of-the-Box', which Atlassian has built; 'Build Yourself', which can be built by our customers through code or no code options; and the ever-expanding number of Marketplace agents built by our Marketplace partners, and integrate seamlessly across the Atlassian platform.

Rovo


Vitafleet
Set Up Product Environment
Project Raspberry
Chat

ATLASSIAN + OVO ENERGY

"Rovo is a **game changer**. It has already transformed how our teams find and act on information."

Luke Collins
Senior Solutions Engineer, OVO Energy

We're also looking to solve developer pain points with AI-powered agents. We recently surveyed thousands of developers and engineering leaders and found that the majority of developers lose 8 hours or more each week due to workflow inefficiencies. To address this, we are introducing two new developer-focused AI agents: Autodev and Autoreview.

Our **Autodev agent** allows developers to use AI to generate code plans and recommendations, write software, and generate pull requests, all based on the issue description –right within Jira.

Our **Autoreview agent** allows development teams to automatically gain the skills of a senior, experienced engineer. The agent reviews the code thoroughly and can give detailed feedback, explaining the 'why' and providing the direct code changes the developer can accept or tweak before finalizing.

Finally, for **Jira Service Management**'s over 55,000 (and growing!) customers, we've made key advancements in AI-powered support. Forrester recently interviewed a set of Atlassian customers using Jira Service Management's Virtual Service Agents, and found that a composite organization based on these customers was able to deflect 30% of all requests from its IT service desk, with end users also saving 25 minutes per request[1]. We are extending Virtual Service Agents beyond Slack into Microsoft Teams and Jira Service Management Help Center so they can reply to emails as well as provide multilingual support. And with the addition of Rovo for Ops agents, teams can dig deeper into incidents, identify subject matter experts, and surface additional resources to fast track resolution.

1- The Total Economic Impact™ of Jira Service Management, a commissioned study conducted by Forrester Consulting, 2024. Results are for a composite organization based on interviewed customers.

ATLASSIAN Q1 FY25 4

Q1 FY25 More, more, more…from Team ’24 Europe Our R&D machine is delivering new innovation like never before. We’re shipping new products and updates to help technology-driven organizations implement our System of Work. As part of Atlassian’s increased focus on serving enterprises, we unveiled Atlassian Focus, a new product as part of our Enterprise Strategy and Planning solution for enterprise leaders. Atlassian Focus ensures people and resources are deployed across the right priorities, providing a central hub to map and track goals, work, teams, and funds against strategic priorities. Focus means leaders can get answers to questions like: ‘Do we have the right people working on the right things?’ ‘What are their goals and do those support our company’s top priorities?’ ‘Are we investing enough in those priorities?’ Focus complements Jira Align’s enterprise planning capabilities by connecting strategic priorities to structured goals, all work, supporting teams, and associated funds. 5 💥 According to Gartner®: “By 2025, 70% of digital investments will fail to deliver the expected business outcomes, due to the absence of a strategic portfolio management (SPM) approach.”2 PREMIUM Guard Premium unlocks advanced security for customers to protect their Atlassian cloud data, such as more granular data protection policies to block access and certain actions, new detection controls when confidential content is added, and enhanced alert details to investigate suspicious details. We also announced Atlassian Home, a single place where employees can go for a personalized view of their work. Atlassian Home connects work across the Atlassian ecosystem with tailored views of Goals, Teams, Projects, and Tasks. Powered by the Teamwork Graph, it delivers personalized experiences based on unified data from all Atlassian products. And as we deliver more advanced capabilities in higher-level editions of our products, we’re seeing great success with customers climbing the ladder to Premium and Enterprise editions. So we’ve added even more premium offerings to our portfolio: PREMIUM Jira Product Discovery Premium makes it even easier for organizations to build the right thing at scale via increased visibility, control, and productivity. New AI capabilities further empower product teams to capture and prioritize ideas and insights, ensuring alignment across technical and business teams to help bring new products and features to life. PREMIUM Compass Premium unlocks advanced capabilities to help engineering and platform leaders drive change and operate at scale across their engineering organizations. These features empower teams to manage the growing complexity of software development, streamline collaboration, and enhance productivity for software development teams. 2- Gartner, Elevate Your Discussion to Drive Strategy Execution, Anthony Henderson, January 9, 2024. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Shareholder Letter), and the opinions expressed in the Gartner Content are subject to change without notice. GARTNER is a registered trademark and service mark of Gartner and Magic Quadrant is a registered trademark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

Last but not least, across Jira, Confluence, and Loom, we're constantly improving product experiences for our customers. This consistent reinvestment in product is key in driving sustained durable growth and strong customer retention.

In **Jira**, we're bringing new features (and a new look!) that make Jira easier, more flexible, and more powerful for all types of work, and all types of teams. There is now new customizable navigation, new project templates, new AI features, and a completely redesigned UX.

In **Confluence**, we're seeing customers consolidate their array of SaaS tools, making Confluence even more central to their collaboration. One of the drivers of this consolidation is Confluence Whiteboards. We've added amazing AI capabilities to Whiteboards, so users can generate sticky notes from ideas on pages - or the reverse - summarize a Whiteboard onto a Confluence page. We're stoked to share that Confluence has surpassed 100,000 customers. 🎉

In **Loom**, we're rolling out a powerful new Confluence integration that allows teams to record and insert Loom videos directly into Confluence to explain thoughts, provide feedback, and add extra context to their pages. We also welcomed Rewatch to the Atlassian family so customers can harness recording, calendar integration, and AI-powered notetaking capabilities, all directly within Loom. Bug reports and documents can be generated directly from Loom videos, empowering our customers to collaborate in richer, more human ways.

Power in the Platform



Data Visualization
Automation
Experiences
Atlassian Intelligence
Search
Calendar
Spec
Asset
Campaign
Customer
Pull request
Launch
Goals
Sprint
Idea
Investments
Repository
Teams
Teamwork Graph
Work
Change
Insight
Scenarios
Knowledge
Design
Component
Incident
Budgets
Focus area
Performance
Scale
Reliability
Enterprise Infrastructure
Compliance
Privacy
Security
Atlassian Cloud Platform

Atlassian's powerful cloud platform makes all of this possible. We are constantly increasing scalability for larger enterprises, with plans to support up to 150,000 users in Confluence going into General Availability by the end of this calendar year and 100,000 users in Jira now on our public cloud roadmap. We're also working on adding more admin features, like Portfolio Insights which lets admins better understand their product footprint, and Command Line Interface to help our customers scale.

As a further commitment to expanding our compliance standards, Atlassian joined the EU AI Pact, and we expect to achieve SOC 2 and ISO 27001 for Rovo by the end of the year.

ATLASSIAN Q1 FY25 6

Q1 FY25 Strengthening Executive Leadership As part of continuing to seize the opportunities ahead, particularly in the enterprise, we are thrilled to announce the appointment of Brian Duffy as Atlassian’s new Chief Revenue Officer. Brian’s experience in sales transformations is vast with nearly two decades in the technology industry. Brian spent 18 years at SAP, and in his role as President of Cloud, Brian launched, built, and scaled ‘RISE with SAP’, a strategic initiative to move customers to the cloud. Through agility, focus, and innovative migration practices, Brian was able to grow RISE from an initiative to a multi-billion dollar business in the span of two years. Brian took that experience to his most recent role as CEO of SoftwareOne where he set the company up for its next phase of growth and deepened relationships with customers and partners. Beyond the leadership Brian will bring in Sales and Customer Success, his public company CEO experience will bring unique depth and breadth to our amazing exec team. Brian will officially join us on January 1, 2025. We can’t wait to have him join the team. I’m pleased with the progress we’ve made in the first quarter of FY25 and continue to be optimistic about the significant opportunities ahead. Our years of effort in building a world-class cloud platform are paying off, particularly in the AI era. Our System of Work philosophy is increasingly being adopted by technology-driven organizations, and our products continue to be the cornerstone for how millions of teams get work done. It’s the unique combination of the Atlassian platform, our System of Work philosophy, our AI strategy and our portfolio of products that gives me confidence in our ability to achieve our mission of unleashing the potential of every team. - Mike Ultimately, our platform spans software, IT, and business teams, and we’re seeing this differentiation and long-term focus pay off. We believe Jira’s broad capabilities, from work management and issue tracking to change management and collaboration are why Atlassian has once again been named a Leader in the Gartner Magic Quadrant™ for DevOps Platforms3. Atlassian was also named a Leader in The Forrester Wave™: Enterprise Service Management, Q4 2023, with Jira Service Management receiving the highest possible score in the strategy category. Separately, a recent Forrester research report cited Atlassian as one of two IT management software vendors having reached dominant positions in the market: 7 “IT management tools, referred to as the IT control plane, have been consolidating for years. A bipolar market is emerging, centering on ServiceNow and Atlassian, which have achieved critical mass that competitors will find hard to match.”4 Mike Cannon-Brookes CEO and Co-founder 3- Gartner, Magic Quadrant for DevOps Platforms, Keith Mann, Thomas Murphy, Bill Holz, George Spafford, et al, 3 September 2024. 4- Forrester. “Vendors Move to Dominate IT Management Software” Charles Betz, Julie Mohr. 11 July 2024.

Atlassian at-a-glance

>300K customers across all industries

$67B market opportunity growing **13%** annually



Revenue by Geography
EMEA
40%
Asia Pacific
11%
Americas
49%

>500 customers who spend **$1M+**

The three markets we serve

Software development

$17B SAM

growing **9%** annually

Service management

$15B SAM

growing **13%** annually

(**$6B** ITSM + **$9B** non-ITSM)

Work management

$35B SAM

growing **14%** annually

By the numbers

Technical teams   Business teams



52%
User diversity
48%

>125K

Jira customers



51%
User diversity
49%

>55K

Jira Service Management customers



50%
User diversity
50%

>100K

Confluence customers

Named a **Leader** in the Gartner Magic Quadrant™ for DevOps Platforms[3]

Named a **Leader** in The Forrester Wave™: Enterprise Service Management, Q4 2023

Notes-

Unless otherwise noted, financial, market, and customer data is as of or for the fiscal year ending June 30, 2024.

The user diversity breakdown by product is based on a sample of 5M+ Jira and Confluence Cloud users and 1M+ Jira Service Management users as of March 31, 2024.

3- See footnote on page 7.

ATLASSIAN Q1 FY25 8

Q1 FY25 9 First quarter fiscal year 2025 financial summary (U.S. $ in thousands, except percentages and per share data) A reconciliation of GAAP to non-GAAP measures is provided within the tables at the end of this letter, in our earnings press release, and on our Investor Relations website. Joe Binz Chief Financial Officer Financial highlights 4 ST R CS GS COF H TECM )'), H OCOE CM T NNCS U T a M P $ QdOQ Q TM Q PM M M P Q OQ MSQ SGG PO T 3OFGF GQ GNDGS '$ )') )') 5// SGT M T FQbQ aQ )$)0/$/0) 1//$//- ; RU 1/($)-/ /11$/,. ; YM SU . %- . %. C Q M U S )$1/0 )0$0.1 C Q M U S YM SU (%- % BQ ) $/.1 )$00 BQ Q TM Q % PU a QP (&,0 (&) 7M T R c R Y Q M U 0($,1 )..$1-. :PO%5// SGT M T ; RU 110$,0/ 0 $ 1 ; YM SU . % . % C Q M U S U O YQ .0$(-( ,$1, C Q M U S YM SU ((%, ()% BQ U O YQ )11$/(( ).0$10( BQ U O YQ Q TM Q % PU a QP (&// (&.- : QQ OM T R c /,$ ,) ). $ 0/ ( First quarter fiscal year 2025 highlights Continued enterprise momentum and steady sales execution drove a solid start to our fiscal year with revenue, gross profit, and operating income exceeding our expectations. Revenue growth was primarily driven by paid seat expansion, higher average revenue per user (ARPU), and migrations. Gross profit and operating income benefitted from revenue outperformance and our continued focus on disciplined cost management. Overall, we delivered healthy financial results in Q1’25 despite the challenging year-over- year comparison created by Server end-of-support (EoS) dynamics in FY24. Our product and engineering teams continue to deliver incredible innovation and customer value through the power of our enterprise-grade cloud platform, rapid advancements in AI, and the Atlassian System of Work. Enterprise customers are increasingly looking to Atlassian as a strategic partner to help their business and technology teams plan and track work, align on goals, and share knowledge across their organization. Our focus continues to be on executing against our key strategic priorities which pave the way for customers to unleash the full potential of their teams while driving durable long-term growth for our business.

Q1 FY25 Highlights for Q1’25 include: All growth comparisons below relate to the corresponding period of last year, unless otherwise noted. • Revenue of $1,188 million increased 21%, driven by growth in our Cloud and Data Center offerings, partially offset by the cessation of Server maintenance revenue following its EoS in Q3’24. • GAAP gross margin of 82% and non-GAAP gross margin of 84% were flat. • GAAP operating loss was $32 million, and GAAP operating margin of (3%) decreased one percentage point. Non-GAAP operating income was $268 million, and non-GAAP operating margin of 23% was flat. • Operating cash flow of $80 million decreased 52%, driven by higher annual employee bonus payouts, partially offset by stronger collections. Free cash flow of $74 million decreased 54%. Lastly, we are pleased to announce a new share repurchase program of up to $1.5 billion that will commence upon the completion of our existing $1.0 billion program. The new program, which has no expiration date, further underscores our confidence in our business, conviction in our significant long-term opportunities, and view that our shares are undervalued. Our demonstrated ability to generate consistent free cash flow allows us to opportunistically return capital to stockholders while continuing to invest to drive durable long-term growth. Revenue (U.S. $ in thousands, except percentage data) -AI I I F A C % % I M E I C L GMRP LCP$ D DN NDO DL FD Q 4% 4%' I FM I P I IFN 5 M E P PG RAP O N ML ($(*($0 ,($0 ) ** GDO ,,$ ** (),$.0* ,- M ODSDLRDP ($( .$. ( 0..$.., )( .19 5 1 35 5 5 5 5 1 54 05 5 665 9 7 81 255 53 1 96954 85 5 5 5 9 85 3 1 1 9 5 5 9 4 4% 4%' I FM I P I IFN 5 M E P GCFPD E 3 MRC .0)$* - - $- . *( 4 3DL DO **,$,0 ) )$0 * * DOSDO . $.,) ( 9 O D N D LC M GDO ,0$ ( ,($ ** (- M ODSDLRDP ($( .$. ( 0..$.., )( 4% 4%' I FM I P I IFN 5 M E P F I G A I AFE 2 DO P , $ 00 0$,) (0 5952 -0$)-0 *. $ - ) 2P E (* $ (* (( $) ( )) M ODSDLRDP ($( .$. ( 0..$.., )(  10

Revenues by deployment

(U.S. $ in millions, except percentage data)



Server
Marketplace and other(1)
Data Center
Cloud
$939
$86
$58
$232
$563
$978
$79
$51
$243
$605
$1,060
$69
$63
$275
$653
$1,189
$30
$92
$364
$703
$1,132
$67
$327
$738
$1,188
$60
$336
$792
Note: revenue totals may not foot due to rounding
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25

Year-over-year growth %	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25
Cloud	30%	27%	27%	31%	31%	31%
Data Center	46%	42%	41%	64%	41%	38%
Marketplace and other	17%	9%	5%	43%	16%	16%
Server	(27%)	(31%)	(35%)	(69%)	(100%)	(100%)
Total revenues	24%	21%	21%	30%	20%	21%

(1) Included in Marketplace and other is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Revenue growth in Q1 was driven by subscription revenue, which grew 33%.

Cloud revenue growth of 31% was driven by paid seat expansion in existing customers, migrations, and cross-sell of additional products such as Jira Service Management and Guard, as well as encouraging traction with emerging products like Loom and Jira Product Discovery. Overall, trends in the quarter were consistent with the prior quarter as paid seat expansion in existing customers and migrations exceeded our expectations, while cross-sell of additional products, adoption of higher-value editions, top-of-funnel performance, and customer retention performed in line to slightly ahead of our expectations.

ATLASSIAN Q1 FY25 11

Q1 FY25 12 Data Center revenue growth of 38% was driven by prior-year Server migrations, price increases, and seat expansion in existing customers, partially offset by continued migrations to Cloud. Renewal rates, realized price increases, and seat expansion were slightly ahead of our expectations, highlighting the mission-critical nature of our products. Marketplace and other revenue growth of 16% was driven by continued momentum in third-party app purchasing related to the Cloud and Data Center billings in the quarter. Lastly, deferred revenue increased 34% year-over-year to $2.0 billion driven by continued customer commitment to the Atlassian platform. Margins, operating expenses, and operating income (loss) (U.S. $ in thousands, except percentage data) GAAP operating expenses increased 22% year-over-year driven by higher employment costs, including stock-based compensation expenses. Headcount at the end of Q1’25 was 12,501, an increase of 344 from the prior quarter, driven by hiring in R&D and sales as we continue to invest in key strategic priorities such as serving our enterprise customers, delivering AI innovation, and further bringing together technology and business teams with the Atlassian System of Work. Non-GAAP operating expenses increased 22% year-over-year and were lower-than-expected driven by lower discretionary spending and employment expenses. GAAP operating margin of (3%) and non-GAAP operating margin of 23% exceeded our expectations driven by better-than-expected operating leverage. 4 ST R CS GS PH H TECM )'), NCSI OT COF PQGSC OI GYQGOTG T NNCS U T a M P $ QdOQ Q TM Q PM M M P Q OQ MSQ ( ), ( ) 5SPTT NCSI O g g ;55D S YM SU . %- . %. B %;55D S YM SU . % . % P CM PQGSC OI GYQGOTGT ;55D Q M U S Qd Q Q )$(( $) - 0)0$.)- B %;55D Q M U S Qd Q Q / ($, / -1/$ 1. >GTGCSE COF FGWGMPQNGO GYQGOTGT ;55D Q QM OT M P PQbQ YQ Qd Q Q .( $)() ,0)$/ 0 B %;55D Q QM OT M P PQbQ YQ Qd Q Q ,(1$-. )$)10 8A F C G ) % ))% CSLG OI COF TCMGT GYQGOTGT ;55D YM WQ U S M P M Q Qd Q Q - $ 1 )1 $-./ B %;55D YM WQ U S M P M Q Qd Q Q ) $/ 1 )-0$1 ) 8A F C G -% ,%) 5GOGSCM COF CFN O T SC WG GYQGOTGT ;55D SQ Q M M P MPYU U M UbQ Qd Q Q ),.$.,) ), $ )( B %;55D SQ Q M M P MPYU U M UbQ Qd Q Q )(0$),. )(/$ // 8A F C G % % QGSC OI OEPNG ;55D Q M U S )$1/0 )0$0.1 B %;55D Q M U S U O YQ .0$(-( ,$1, 8A F C G ((%, ()% )

Q1 FY25 Net income (loss) (U.S. $ in thousands, except per share data) Free cash flow (U.S. $ in thousands, except percentage data) As a reminder, our free cash flow results experience quarterly seasonality, with Q1 typically having the lowest free cash flow of the year due to annual employee bonus payments in the quarter. The increase in bonus payment from the prior year was driven by higher attainment relative to target and a year- over-year increase in headcount. Customers with >$10,000 in Cloud ARR We ended Q1’25 with 46,844 customers with greater than $10,000 in Cloud annualized recurring revenue (“Cloud ARR”), an increase of 17% year-over-year. We continue to add enterprise-grade capabilities and new product innovation on the cloud platform with the General Availability of Rovo, Jira Product Discovery Premium, Compass Premium, and Guard Premium. This all comes on the heels of achieving FedRAMP® “In-Process” designation just a few months ago. Our steady execution against our cloud roadmap builds customer trust and further underscores our belief that Cloud is the ultimate destination for the largest enterprises. For each period ended 13 4 ST R CS GS PH H TECM )'), :G OEPNG U T a M P $ QdOQ Q TM Q PM M ( ), ( ) 5// SGT M T BQ ) $/.1 )$00 BQ Q TM Q % PU a QP (&,0 (&) :PO%5// SGT M T BQ U O YQ )11$/(( ).0$10( BQ U O YQ Q TM Q % PU a QP (&// (&.- 4 ST R CS GS PH H TECM )'), 4SGG 1CT 4MP U T a M P $ QdOQ Q OQ MSQ ( ), ( ) 4SGG ECT HMP ;55D Q OM T bUPQP Ne Q M U S MO UbU UQ 0($,1 )..$1-. @Q 2 7M U M Qd Q PU a Q .$)-) $..1 : QQ OM T R c /,$ ,) ). $ 0/ 8A F C G ,%) ,%-   4 ST R CS GS PH H TECM )'), :G OEPNG U T a M P $ QdOQ Q TM Q PM M ( ), ( ) 5// SGT M T BQ ) $/.1 )$00 BQ Q TM Q % PU a QP (&,0 (&) :PO%5// SGT M T BQ U O YQ )11$/(( ).0$10( BQ U O YQ Q TM Q % PU a QP (&// (&.- 4 ST R CS GS PH H TECM )'), 4SGG 1CT 4MP U T a M P $ QdOQ Q OQ MSQ ( ), ( ) 4SGG ECT HMP ;55D Q OM T bUPQP Ne Q M U S MO UbU UQ 0($,1 )..$1-. @Q 2 7M U M Qd Q PU a Q .$)-) $..1 : QQ OM T R c /,$ ,) ). $ 0/ 8A F C G ,%) ,%-   Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 46,84445,84244,33642,864 40,10338,72637,33636,191 34,011 We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription and greater than $10,000 in Cloud ARR. We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Financial targets

(U.S. $)

Q2'25

	GAAP Three Months Ending December 31, 2024
Revenue	$1,233 million to $1,241 million
Cloud revenue growth (year-over-year)	approx. 25.5%
Data Center revenue growth (year-over-year)	approx. 27.5%
Marketplace and other revenue growth (year-over-year)	approx. 8.0%
Gross margin	81.0%
Operating margin	(10.0%)

	Non-GAAP Three Months Ending December 31, 2024
Gross margin	84.0%
Operating margin	21.0%

FY25

	GAAP Fiscal Year Ending June 30, 2025
Revenue growth (year-over-year)	16.5% to 17.0%
Cloud revenue growth (year-over-year)	approx. 24.0%
Data Center revenue growth (year-over-year)	approx. 20.5%
Marketplace and other revenue growth (year-over-year)	approx. 5.0%
Gross margin	81.0%
Operating margin	(5.5%) to (5.0%)

	Non-GAAP Fiscal Year Ending June 30, 2025
Gross margin	83.5%
Operating margin	22.0% to 22.5%

FY25 Outlook

TOTAL REVENUE

We expect total company revenue growth to be in the range of 16.5% to 17.0% in FY25. We continue to take what we believe is an appropriately prudent and risk-adjusted approach in setting the outlook for our business based on two primary factors.

First, given continued uncertainty in the macroeconomic environment, our guidance contemplates macro-related factors that would negatively impact revenue growth drivers such as paid seat expansion, cross-sell of additional products, upsell to higher-value editions of our products, and customer retention.

Second, while we continue to make progress in serving the enterprise and are excited to welcome Brian Duffy as our new Chief Revenue Officer in January 2025, our outlook continues to allow for execution risk in the ongoing evolution of our enterprise go-to-market motion.

Additionally, as a reminder, we will be lapping the impacts of Server EoS that benefited revenue in FY24. These dynamics create challenging year-on-year comparisons in FY25 in three primary areas:

- Event-driven Data Center and Marketplace outperformance in Q3'24
- Roll-off of FY24 Server migration benefits in both Data Center and Cloud
- Cessation of Server maintenance revenue

ATLASSIAN Q1 FY25

14

Q1 FY25 15 Further detail and commentary are provided below: Cloud revenue We have increased our Cloud revenue growth outlook to approximately 24.0% year-over-year in FY25. We continue to assume migrations will drive a mid-single-digit revenue growth contribution. While we are encouraged by our performance in Q1’25, we are maintaining a risk-adjusted outlook due to the factors described above. As we deepen our relationships with our largest and most complex Data Center customers, they continue to express their strong desire to migrate to the Cloud and take advantage of the differentiated value of the Atlassian cloud platform through capabilities like automation, analytics, and AI. We expect this cohort of customers to migrate over a multi-year period and increasingly adopt hybrid deployment strategies. In terms of seasonality, we expect Cloud revenue growth rates will decelerate in the second half of the year as we lap the impact of the Loom acquisition, with Q3 facing the most challenging year-over-year comparison due to Server EoS-related migrations in the prior year. Data Center revenue We expect Data Center revenue growth of approximately 20.5% year-over-year in FY25 driven by pricing, seat expansion in existing customers, and cross-sell of additional products. We expect growth to decelerate in the second half of the year as we lap the event-driven purchasing from Server EoS in Q3 and drive increasing migrations to the Cloud. Marketplace and other revenue We expect Marketplace and other revenue growth of approximately 5.0% year-over-year in FY25. The deceleration in the growth rate from FY24 is driven primarily by the challenging year-over-year comparison related to the event-driven purchasing from Server EoS, as well as continued sales mix shift to Cloud apps. As a reminder, there is currently a lower Marketplace take rate on third-party Cloud apps relative to Data Center apps to further incentivize cloud app development. We continue to expect Marketplace revenue growth to reaccelerate in FY26 as we lap the impact of Server EoS and continue to focus on driving strong third-party Cloud app attach to our first-party Cloud solutions. GROSS MARGIN We expect GAAP gross margin to be approximately 81.0% and non-GAAP gross margin to be approximately 83.5% in FY25, a decrease from the prior year driven by continued revenue mix shift to Cloud.

Q1 FY25 16 OPERATING MARGIN We expect GAAP operating margin to be in the range of (5.5%) to (5.0%) and non-GAAP operating margin to be in the range of 22.0% to 22.5% in FY25. Operating expense growth will be driven by our continued investments in R&D and sales and marketing to support our strategic priorities of enterprise, AI, and delivering innovation across the product portfolio, partially offset by continued efficiency gains in G&A as we scale. And as a reminder, operating margin in FY24 benefitted by 2 percentage points from the event-driven revenue outperformance related to Server EoS in Q3. We remain confident in our ability to expand operating margin over time and are committed to delivering non-GAAP operating margin of 25%+ by FY27 driven by durable revenue growth and a continued focus on driving operating efficiencies across the business. SHARE COUNT We continue to expect diluted share count to increase by 1 to 2% in FY25.

ATLASSIAN CORPORATION

Condensed consolidated statements of operations

(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,	
	2024	2023
Revenues:		
Subscription	$ 1,131,948	$ 851,982
Other	55,833	125,793
Total revenues	1,187,781	977,775
Cost of revenues (1) (2)	217,624	178,029
Gross profit	970,157	799,746
Operating expenses:		
Research and development (1) (2)	603,101	481,738
Marketing and sales (1) (2)	252,393	193,567
General and administrative (1)	146,641	143,310
Total operating expenses	1,002,135	818,615
Operating loss	(31,978)	(18,869)
Other expense, net	(19,432)	(8,335)
Interest income	28,564	25,226
Interest expense	(7,318)	(8,976)
Loss before provision for income taxes	(30,164)	(10,954)
Provision for income taxes	(93,605)	(20,929)
Net loss	$ (123,769)	$ (31,883)
Net loss per share attributable to Class A and Class B common stockholders:		
Basic	$ (0.48)	$ (0.12)
Diluted	$ (0.48)	$ (0.12)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:		
Basic	260,477	257,907
Diluted	260,477	257,907

(1) Amounts include stock-based compensation as follows:

	Three Months Ended September 30,	
	2024	2023
Cost of revenues	$ 18,214	$ 16,821
Research and development	193,445	150,446
Marketing and sales	35,992	32,281
General and administrative	38,495	36,033

(2) Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended September 30,	
	2024	2023
Cost of revenues	$ 10,116	$ 5,772
Research and development	94	94
Marketing and sales	3,672	2,365

ATLASSIAN Q1 FY25 17

ATLASSIAN CORPORATION

Condensed consolidated balance sheets

(U.S. $ in thousands)
(unaudited)

	September 30, 2024	June 30, 2024
Assets		
Current assets:		
Cash and cash equivalents	$ 2,055,597	$ 2,176,930
Marketable securities	161,401	161,973
Accounts receivable, net	484,120	628,049
Prepaid expenses and other current assets	165,508	109,312
Total current assets	2,866,626	3,076,264
Non-current assets:		
Property and equipment, net	83,660	86,315
Operating lease right-of-use assets	171,595	172,468
Strategic investments	220,479	223,221
Intangible assets, net	286,475	299,057
Goodwill	1,293,071	1,288,756
Deferred tax assets	4,819	3,934
Other non-current assets	66,568	62,118
Total assets	$ 4,993,293	$ 5,212,133
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable	$ 167,467	$ 177,545
Accrued expenses and other current liabilities	477,045	577,359
Deferred revenue, current portion	1,744,240	1,806,269
Operating lease liabilities, current portion	47,406	48,953
Total current liabilities	2,436,158	2,610,126
Non-current liabilities:		
Deferred revenue, net of current portion	268,580	308,467
Operating lease liabilities, net of current portion	211,223	214,474
Long-term debt	986,345	985,911
Deferred tax liabilities	20,379	20,387
Other non-current liabilities	41,774	39,917
Total liabilities	3,964,459	4,179,282
Stockholders' equity		
Common stock	3	3
Additional paid-in capital	4,498,214	4,212,064
Accumulated other comprehensive income	42,820	25,300
Accumulated deficit	(3,512,203)	(3,204,516)
Total stockholders' equity	1,028,834	1,032,851
Total liabilities and stockholders' equity	$ 4,993,293	$ 5,212,133

ATLASSIAN Q1 FY25 18

ATLASSIAN CORPORATION

Condensed consolidated statements of cash flows

(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,	
	2024	2023
Cash flows from operating activities:		
Net loss	$ (123,769)	$ (31,883)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and amortization	22,827	15,084
Stock-based compensation	286,146	235,581
Deferred income taxes	(768)	5,313
Amortization of interest rate swap contracts	(7,155)	—
Net loss on strategic investments	15,292	6,248
Net foreign currency loss	3,040	181
Other	991	(1,246)
Changes in operating assets and liabilities, net of business combinations:		
Accounts receivable, net	144,030	109,488
Prepaid expenses and other assets	(39,914)	(23,056)
Accounts payable	(10,144)	(33,025)
Accrued expenses and other liabilities	(108,168)	(71,331)
Deferred revenue	(101,916)	(44,398)
Net cash provided by operating activities	80,492	166,956
Cash flows from investing activities:		
Business combinations, net of cash acquired	(4,975)	—
Purchases of property and equipment	(6,151)	(3,669)
Purchases of strategic investments	(14,050)	(3,750)
Purchases of marketable securities	(43,704)	(69,363)
Proceeds from maturities of marketable securities	46,148	—
Proceeds from sales of marketable securities and strategic investments	4,042	19,879
Net cash used in investing activities	(18,690)	(56,903)
Cash flows from financing activities:		
Repurchases of Class A Common Stock	(183,610)	(65,879)
Other	(3,143)	—
Net cash used in financing activities	(186,753)	(65,879)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3,564	(3,280)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(121,387)	40,894
Cash, cash equivalents, and restricted cash at beginning of period	2,178,122	2,103,915
Cash, cash equivalents, and restricted cash at end of period	$ 2,056,735	$ 2,144,809

ATLASSIAN Q1 FY25 19

ATLASSIAN CORPORATION

Reconciliation of GAAP to non-GAAP results

(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,	
	2024	2023
Gross profit		
GAAP gross profit	$ 970,157	$ 799,746
Plus: Stock-based compensation	18,214	16,821
Plus: Amortization of acquired intangible assets	10,116	5,772
Non-GAAP gross profit	$ 998,487	$ 822,339
Gross margin		
GAAP gross margin	82%	82%
Plus: Stock-based compensation	1	2
Plus: Amortization of acquired intangible assets	1	—
Non-GAAP gross margin	84%	84%
Operating income		
GAAP operating loss	$ (31,978)	$ (18,869)
Plus: Stock-based compensation	286,146	235,581
Plus: Amortization of acquired intangible assets	13,882	8,231
Non-GAAP operating income	$ 268,050	$ 224,943
Operating margin		
GAAP operating margin	(3%)	(2%)
Plus: Stock-based compensation	25	24
Plus: Amortization of acquired intangible assets	1	1
Non-GAAP operating margin	23%	23%
Net income		
GAAP net loss	$ (123,769)	$ (31,883)
Plus: Stock-based compensation	286,146	235,581
Plus: Amortization of acquired intangible assets	13,882	8,231
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	(1,378)
Adjustment for: Income tax (1)	23,441	(41,571)
Non-GAAP net income	$ 199,700	$ 168,980
Net income per share		
GAAP net loss per share - diluted	$ (0.48)	$ (0.12)
Plus: Stock-based compensation	1.11	0.91
Plus: Amortization of acquired intangible assets	0.05	0.03
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	(0.01)
Adjustment for: Income tax (1)	0.09	(0.16)
Non-GAAP net income per share - diluted	$ 0.77	$ 0.65
Weighted-average diluted shares outstanding		
Weighted-average shares used in computing diluted GAAP net loss per share	260,477	257,907
Plus: Dilution from dilutive securities (2)	298	1,008
Weighted-average shares used in computing diluted non-GAAP net income per share	260,775	258,915
Free cash flow		
GAAP net cash provided by operating activities	$ 80,492	$ 166,956
Less: Capital expenditures	(6,151)	(3,669)
Free cash flow	$ 74,341	$ 163,287

(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal year 2025, we determined the projected non-GAAP tax rate to be 26%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.

(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended September 30, 2024 and 2023, because the effect would have been anti-dilutive.

ATLASSIAN Q1 FY25 20

ATLASSIAN CORPORATION

Reconciliation of GAAP to non-GAAP financial targets

	Three Months Ending December 31, 2024
GAAP gross margin	**81.0%**
Plus: Stock-based compensation	2.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	**84.0%**
GAAP operating margin	**(10.0%)**
Plus: Stock-based compensation	30.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	**21.0%**

	Fiscal Year Ending June 30, 2025
GAAP gross margin	**81.0%**
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	**83.5%**
GAAP operating margin	**(5.5%) to (5.0%)**
Plus: Stock-based compensation	26.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	**22.0% to 22.5%**

ATLASSIAN Q1 FY25 21

Q1 FY25 22 FORWARD-LOOKING STATEMENTS This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward- looking, including but not limited to risks and uncertainties related to statements about our platform, products (including AI products), product features (including AI capabilities), customers, Atlassian Marketplace, Cloud and Data Center migrations, macroeconomic environment, anticipated growth, market potential, business plans, outlook, technology, leadership transitions, enterprise sales, and other key strategic areas, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue and GAAP and non-GAAP financial measures including gross margin, operating margin, and share count. We undertake no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com. ABOUT NON-GAAP FINANCIAL MEASURES In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit and non- GAAP gross margin, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. Our Non-GAAP Financial Measures include: • Non-GAAP gross profit and Non-GAAP gross margin. Excludes expenses related to stock-based compensation, and amortization of acquired intangible assets. • Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, and amortization of acquired intangible assets. • Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary, and the related income tax adjustments. • Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment. We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this shareholder letter titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations. ABOUT ATLASSIAN Atlassian unleashes the potential of every team. Our software development, service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 300,000 companies of all sizes worldwide - including NASA, BMW, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira, Confluence and Jira Service Management at https://atlassian.com. Investor relations contact: Martin Lam, IR@atlassian.com Media contact: M-C Maple, press@atlassian.com